Exhibit 99.1
NEWS RELEASE

Contacts:
Jeff Warren	Brian Henry
Investor Relations	Public Relations
763-505-2696	763-505-2796
FOR IMMEDIATE RELEASE
MEDTRONIC REPORTS FOURTH QUARTER EARNINGS
•	Record Fourth Quarter Revenue of $4.3 Billion Driven by Strong International Growth of 12%

•	Fourth Quarter Emerging Technologies and Emerging Markets Growth of Greater than 20%

•	Full Year Non-GAAP Diluted EPS of $3.37 Grew 5%; GAAP Diluted EPS of $2.86 Grew 3%
MINNEAPOLIS — May 24, 2011 — Medtronic, Inc. (NYSE:MDT) today announced financial results for its fourth quarter and fiscal year ended April 29, 2011.
Medtronic recorded fiscal year 2011 revenue of $15.933 billion, an increase of 1 percent as reported or an increase of 2 percent after adjusting for $12 million of favorable foreign currency impact and approximately $200 million of revenue benefit from the extra week in the first quarter of fiscal year 2010. As reported, fiscal year 2011 net earnings were $3.096 billion, which was flat, or $2.86 per diluted share, an increase of 3 percent. As detailed in the attached table, non-GAAP net earnings and diluted earnings per share for fiscal year 2011 were $3.643 billion and $3.37, an increase of 2 percent and 5 percent, respectively.
The company reported worldwide fourth quarter revenue of $4.295 billion, an increase of 2 percent as reported or flat on a constant currency basis. Revenue growth was driven by emerging technologies, performance in emerging markets, and continued

steady growth in key businesses, including Coronary & Peripheral, Structural Heart, Endovascular, Diabetes, and Surgical Technologies.
As detailed in the attached table, fourth quarter net earnings and diluted earnings per share on a non-GAAP basis were $966 million and $0.90, a decrease of 2 percent and an increase of 1 percent, respectively, compared to the same period in the prior year. As reported, fourth quarter net earnings and diluted earnings per share were $776 million and $0.72, a decrease of 19 percent and 16 percent, respectively, compared to the same period in the prior year.
Fiscal year 2011 international revenue of $6.813 billion grew 6 percent both as reported and after adjusting for a $12 million favorable foreign currency impact and the benefit of the extra week in fiscal year 2010. International revenue represented 43 percent of total company revenues for the year. Fourth quarter international revenue of $1.958 billion increased 12 percent or 7 percent on a constant currency basis. Fourth quarter emerging market revenue of $397 million increased 24 percent as reported or 20 percent on a constant currency basis. This included Greater China growth of 24 percent, Latin America growth of 22 percent, India growth of 19 percent, and the Middle East and Africa growth of 19 percent, all on a constant currency basis.
“We saw steady growth across most of our businesses and geographies, which was offset by challenging dynamics in the U.S. implantable cardiac defibrillator (ICD) and Spinal markets,” said Bill Hawkins, Medtronic chairman and chief executive officer. “We continue to advance our industry-leading pipeline, making strategic investments in our emerging technologies and emerging market operations that will drive our performance and position us well for future growth.”

Cardiac and Vascular Group
The Cardiac and Vascular Group at Medtronic is comprised of Cardiac Rhythm Disease Management (CRDM), CardioVascular, and Physio-Control. For the year, the group reported worldwide sales of $8.544 billion, which is flat as reported or an increase of 1 percent after adjusting for foreign currency and the benefit of the extra week in fiscal year 2010.
Fourth quarter Cardiac and Vascular Group sales of $2.322 billion increased 1 percent as reported or declined 1 percent on a constant currency basis. Cardiac and Vascular Group International sales of $1.309 billion increased 11 percent as reported or 7 percent on a constant currency basis. Group performance was driven by double-digit sales growth in AF Solutions, Coronary and Peripheral, Structural Heart, and Endovascular, offset by declines in CRDM implantables.
CRDM fourth quarter revenue of $1.315 billion declined 7 percent as reported or 9 percent on a constant currency basis. ICD revenue of $760 million was down 16 percent on a constant currency basis. After adjusting for a competitor’s stop shipment in the prior year, ICD revenue was down 8 percent on a constant currency basis. Pacing revenue was $506 million in the quarter, flat on a constant currency basis.
The ICD market slowdown in the U.S. was partially offset by the performance of the Protecta ICD, which has been widely adopted in Europe and was recently approved by the U.S. Food and Drug Administration (FDA) late in the fourth quarter. In addition, the FDA recently approved the Revo MRI™ SureScan® pacing system, the first and only pacemaker in the U.S. specifically designed for use in a Magnetic Resonance Imaging (MRI) environment. Protecta and Revo have had good initial market acceptance and are expected to be key growth drivers in the coming fiscal year.

CardioVascular fourth quarter revenue of $879 million grew 16 percent as reported or 13 percent on a constant currency basis. Revenue growth was driven by solid performances in all three businesses, particularly in emerging markets. The Coronary and Peripheral, Structural Heart, and Endovascular businesses grew worldwide revenue 12 percent, 13 percent, and 20 percent, respectively, on a constant currency basis. Growth in CardioVascular was driven by our innovative portfolio of products including the Integrity stent platform, the CoreValve transcatheter heart valve, and the recent U.S. launch of the Endurant stent graft for the treatment of abdominal aortic aneurysms.
Physio-Control fourth quarter revenue of $128 million decreased 4 percent as reported or 6 percent on a constant currency basis. After adjusting for the one-time benefit from pent-up demand upon resuming unrestricted global shipments in the fourth quarter last year, Physio-Control revenue grew 6 percent on a constant currency basis. Physio-Control had a solid quarter in both Pre-Hospital and Automated CPR on the strength of the LIFEPAK 15 monitor/defibrillator and LUCAS chest compression system, respectively.
Restorative Therapies Group
The Restorative Therapies Group at Medtronic is comprised of Spinal, Neuromodulation, Diabetes, and Surgical Technologies. For the year, the group reported worldwide sales of $7.389 billion, which increased 2 percent as reported or 3 percent after adjusting for foreign currency and the benefit of the extra week in fiscal year 2010.
Fourth quarter Restorative Therapies Group sales of $1.973 billion increased 4 percent as reported or 2 percent on a constant currency basis. Restorative Therapies Group

International sales of $649 million increased 13 percent as reported or 7 percent on a constant currency basis. Group revenue performance was led by steady growth in the Diabetes, Surgical Technologies, and Neuromodulation businesses, offset by softer sales in Spinal.
Spinal fourth quarter revenue of $875 million decreased 1 percent as reported or 2 percent on a constant currency basis. International sales for the Spinal business were up 12 percent as reported or 6 percent on a constant currency basis. Solid performances from the Solera posterior fixation system, Atlantis Vision Elite cervical plate, and the Osteotech acquisition were offset by declines in Interspinous Process Decompressions Systems (IPDs) and balloon kyphoplasty (BKP).
Neuromodulation fourth quarter revenue of $432 million increased 5 percent as reported or 4 percent on a constant currency basis. The RestoreSensor spinal cord stimulator continues to demonstrate solid performance in Europe and Canada. Revenue was also driven by InterStim® Therapy for overactive bladder and urinary retention. The company received U.S. approval for InterStim® Therapy for bowel control in the fourth quarter.
Diabetes fourth quarter revenue of $368 million grew 11 percent as reported or 9 percent on a constant currency basis. Growth in the quarter was driven by strong sales of continuous glucose monitoring products as well as solid performance of insulin pumps, including Revel in the U.S. and Veo in international markets.
Surgical Technologies revenue surpassed $1 billion ($1.036 billion) for the year, the first time the business has achieved that milestone. For the fourth quarter, Surgical Technologies recorded $298 million in sales, representing 9 percent growth as reported, or 7 percent growth on a constant currency basis. After adjusting for the fiscal year 2010 divestiture of the Ophthalmic business, sales growth was 9 percent on a constant currency basis. Strong growth was seen across all major product lines due to thawing of U.S. hospital capital budgets and increasing demand for new capital equipment technology upgrades.
     “We continue to expand our leadership in chronic disease management by advancing our pipeline of differentiated products, reinforcing our commitment to quality throughout the organization, and leveraging our size and scale to deliver market-leading performance,” said Hawkins. “As we restructure our business for growth and fully launch a number of innovative medical devices, I am confident that Medtronic, under incoming chairman and chief executive officer Omar Ishrak’s leadership, is well positioned to deliver sustainable growth in fiscal year 2012 and beyond.”
Webcast Information
Medtronic will host a webcast today, May 24, at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company — alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.

This press release contains forward-looking statements related to expected product introductions, product growth drivers and results of Medtronic’s future operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements. Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis; references to quarterly figures increasing or decreasing are in comparison to the fourth quarter of fiscal year 2010; and references to annual figures increasing or decreasing are in comparison to fiscal year 2010.

MEDTRONIC, INC.
WORLD WIDE REVENUE
(Unaudited)
($ millions)

	FY10	FY10	FY10	FY10	FY10	FY11	FY11	FY11	FY11	FY11
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE:

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,337	$1,278	$1,243	$1,409	$5,268	$1,226	$1,248	$1,221	$1,315	$5,010
Pacing Systems	536	498	459	495	1,987	473	472	450	506	1,901
Defibrillation Systems	775	754	756	881	3,167	722	745	735	760	2,962
Other	26	26	28	33	114	31	31	36	49	147

CARDIOVASCULAR	$689	$696	$722	$757	$2,864	$717	$738	$774	$879	$3,109
Coronary & Peripheral	353	369	386	382	1,489	372	379	401	440	1,591
Structural Heart	218	206	216	239	880	224	237	241	274	977
Endovascular	118	121	120	136	495	121	122	132	165	541

PHYSIO-CONTROL	$97	$94	$100	$134	$425	$84	$109	$104	$128	$425

CARDIAC & VASCULAR GROUP	$2,123	$2,068	$2,065	$2,300	$8,557	$2,027	$2,095	$2,099	$2,322	$8,544

SPINAL	$915	$862	$842	$880	$3,500	$829	$850	$861	$875	$3,414
Core Spinal	696	642	630	664	2,632	622	634	626	648	2,530
Biologics	219	220	212	216	868	207	216	235	227	884

NEUROMODULATION	$373	$384	$394	$411	$1,560	$370	$388	$401	$432	$1,592

DIABETES	$295	$300	$311	$332	$1,237	$312	$326	$341	$368	$1,347

SURGICAL TECHNOLOGIES	$227	$224	$239	$273	$963	$235	$244	$259	$298	$1,036

RESTORATIVE THERAPIES GROUP	$1,810	$1,770	$1,786	$1,896	$7,260	$1,746	$1,808	$1,862	$1,973	$7,389

TOTAL	$3,933	$3,838	$3,851	$4,196	$15,817	$3,773	$3,903	$3,961	$4,295	$15,933

ADJUSTMENTS:

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(21)	$(29)	$(22)	$83	$12

COMPARABLE OPERATIONS (1)	$3,933	$3,838	$3,851	$4,196	$15,817	$3,794	$3,932	$3,983	$4,212	$15,921

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
U.S. REVENUE
(Unaudited)
($ millions)

	FY10	FY10	FY10	FY10	FY10	FY11	FY11	FY11	FY11	FY11
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE:

CARDIAC RHYTHM DISEASE MANAGEMENT	$762	$721	$675	$787	$2,944	$691	$699	$651	$650	$2,690
Pacing Systems	247	221	193	212	872	214	210	182	207	812
Defibrillation Systems	508	492	475	567	2,043	467	481	458	425	1,831
Other	7	8	7	8	29	10	8	11	18	47

CARDIOVASCULAR	$260	$252	$239	$264	$1,015	$241	$248	$249	$289	$1,026
Coronary & Peripheral	103	106	100	111	419	98	103	101	108	409
Structural Heart	98	87	86	92	363	89	91	92	101	373
Endovascular	59	59	53	61	233	54	54	56	80	244

PHYSIO-CONTROL	$57	$49	$53	$71	$230	$53	$64	$56	$74	$248

CARDIAC & VASCULAR GROUP	$1,079	$1,022	$967	$1,122	$4,189	$985	$1,011	$956	$1,013	$3,964

SPINAL	$712	$662	$644	$662	$2,680	$631	$645	$646	$631	$2,553
Core Spinal	507	457	446	462	1,871	439	445	431	429	1,744
Biologics	205	205	198	200	809	192	200	215	202	809

NEUROMODULATION	$265	$272	$272	$276	$1,086	$261	$278	$282	$286	$1,108

DIABETES	$193	$201	$203	$213	$810	$203	$213	$219	$228	$863

SURGICAL TECHNOLOGIES	$142	$140	$150	$169	$601	$149	$148	$156	$179	$632

RESTORATIVE THERAPIES GROUP	$1,312	$1,275	$1,269	$1,320	$5,177	$1,244	$1,284	$1,303	$1,324	$5,156

TOTAL	$2,391	$2,297	$2,236	$2,442	$9,366	$2,229	$2,295	$2,259	$2,337	$9,120

ADJUSTMENTS:

CURRENCY IMPACT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$2,391	$2,297	$2,236	$2,442	$9,366	$2,229	$2,295	$2,259	$2,337	$9,120

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
INTERNATIONAL REVENUE
(Unaudited)
($ millions)

	FY10	FY10	FY10	FY10	FY10	FY11	FY11	FY11	FY11	FY11
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE:

CARDIAC RHYTHM DISEASE MANAGEMENT	$575	$557	$568	$622	$2,324	$535	$549	$570	$665	$2,320
Pacing Systems	289	277	266	283	1,115	259	262	268	299	1,089
Defibrillation Systems	267	262	281	314	1,124	255	264	277	335	1,131
Other	19	18	21	25	85	21	23	25	31	100

CARDIOVASCULAR	$429	$444	$483	$493	$1,849	$476	$490	$525	$590	$2,083
Coronary & Peripheral	250	263	286	271	1,070	274	276	300	332	1,182
Structural Heart	120	119	130	147	517	135	146	149	173	604
Endovascular	59	62	67	75	262	67	68	76	85	297

PHYSIO-CONTROL	$40	$45	$47	$63	$195	$31	$45	$48	$54	$177

CARDIAC & VASCULAR GROUP	$1,044	$1,046	$1,098	$1,178	$4,368	$1,042	$1,084	$1,143	$1,309	$4,580

SPINAL	$203	$200	$198	$218	$820	$198	$205	$215	$244	$861
Core Spinal	189	185	184	202	761	183	189	195	219	786
Biologics	14	15	14	16	59	15	16	20	25	75

NEUROMODULATION	$108	$112	$122	$135	$474	$109	$110	$119	$146	$484

DIABETES	$102	$99	$108	$119	$427	$109	$113	$122	$140	$484

SURGICAL TECHNOLOGIES	$85	$84	$89	$104	$362	$86	$96	$103	$119	$404

RESTORATIVE THERAPIES GROUP	$498	$495	$517	$576	$2,083	$502	$524	$559	$649	$2,233

TOTAL	$1,542	$1,541	$1,615	$1,754	$6,451	$1,544	$1,608	$1,702	$1,958	$6,813

ADJUSTMENTS:

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(21)	$(29)	$(22)	$83	$12

COMPARABLE OPERATIONS (1)	$1,542	$1,541	$1,615	$1,754	$6,451	$1,565	$1,637	$1,724	$1,875	$6,801

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Twelve months ended
	April 29,	April 30,	April 29,	April 30,
	2011	2010	2011	2010
	(in millions, except per share data)
Net sales	$4,295	$4,196	$15,933	$15,817

Costs and expenses:
Cost of products sold	1,070	1,012	3,912	3,812
Research and development expense	394	378	1,508	1,460
Selling, general, and administrative expense	1,435	1,396	5,533	5,415
Restructuring charges	261	(12)	261	50
Certain litigation charges, net	(47)	—	245	374
Acquisition-related items	14	23	14	23
Other expense, net	182	95	459	468
Interest expense, net	68	70	278	246

Total costs and expenses	3,377	2,962	12,210	11,848

Earnings before income taxes	918	1,234	3,723	3,969

Provision for income taxes	142	280	627	870

Net earnings	$776	$954	$3,096	$3,099

Earnings per share:

Basic	$0.73	$0.87	$2.87	$2.80

Diluted	$0.72	$0.86	$2.86	$2.79

Weighted average shares outstanding:

Basic	1,069.5	1,101.0	1,077.4	1,106.3
Diluted	1,075.1	1,105.5	1,081.7	1,109.4

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	April 29,		April 30,		Percentage
	2011		2010		Change
Net earnings, as reported	$776		$954		-19%
Restructuring charges	198	(a)	(9)	(e)
Certain litigation charges, net	(47)	(b)	—
Acquisition-related items	14	(c)	17	(f)
Impact of authoritative convertible debt guidance on interest expense, net	25	(d)	24	(d)

Non-GAAP net earnings	$966		$986		-2%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	April 29,		April 30,		Percentage
	2011		2010		Change
Diluted EPS, as reported	$0.72		$0.86		-16%
Restructuring charges	0.18	(a)	(0.01)	(e)
Certain litigation charges, net	(0.04)	(b)	—
Acquisition-related items	0.01	(c)	0.02	(f)
Impact of authoritative convertible debt guidance on interest expense, net	0.02	(d)	0.02	(d)

Non-GAAP diluted EPS	$0.90	(1)	$0.89		1%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.

(a)	The $198 million ($0.18 per share) after-tax ($272 million pre-tax) restructuring charge, consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. Included in the employee termination costs are expenses associated with compensation and early retirement benefits provided to certain employees. As part of the asset write-downs, the Company recorded a $9 million after-tax ($11 million pre-tax) expense within cost of products sold related to inventory write-offs of discontinued product lines and production related asset impairments. Additionally, included in the other related costs is an after-tax intangible asset impairment of $12 million ($19 million pre-tax) related to the discontinuance of a product line within the CardioVascular business. The fourth quarter fiscal year 2011 restructuring initiative was designed to restructure the business to align its cost structure to current market conditions and continue to position the Company for long-term sustainable growth. To reshape the business for growth, the Company scaled back its infrastructure in slower growing areas while continuing to invest in geographies, businesses, and products where faster growth is anticipated, such as emerging markets, direct sales, and new technologies. This initiative will impact most businesses and certain corporate functions. In addition to disclosing restructuring charges that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $47 million ($0.04 per share) after-tax ($47 million pre-tax) certain litigation adjustment relates to the settlement of certain product litigation involving the Sprint Fidelis family of defibrillation leads. During the fourth quarter of fiscal year 2011, Medtronic renegotiated the terms of the October 15, 2010 agreement resulting in a $47 million reversal of the previously recorded amount. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $14 million ($0.01 per share) after-tax ($14 million pre-tax) acquisition-related items represent the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d)	The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $25 million ($0.02 per share) and $24 million ($0.02 per share) for the three months ended April 29, 2011 and April 30, 2010, respectively. The pre-tax impact to interest expense, net was $40 million and $42 million for the three months ended April 29, 2011 and April 30, 2010, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The $9 million ($0.01 per share) after-tax ($12 million pre-tax) reversal of excess restructuring reserves is related to the fiscal year 2009 initiative that the Company began in the fourth quarter of fiscal year 2009. The $9 million after-tax reversal is primarily a result of a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(f)	The $17 million ($0.02 per share) after-tax acquisition-related items represent a $7 million after-tax ($11 million pre-tax) IPR&D charge related to the Arbor Surgical Technologies, Inc. asset purchase and $10 million after-tax ($12 million pre-tax) of acquisition-related costs associated with the acquisition of Invatec, S.p.A. In the above IPR&D charge, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. The acquisition-related costs include legal fees, severance costs, and contract termination costs that were expensed in the period. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Twelve months ended
	April 29,		April 30,		Percentage
	2011		2010		Change
Net earnings, as reported	$3,096		$3,099		—%
Restructuring charges	198	(a)	41	(f)
Certain litigation charges, net	243	(b)	316	(g)
Acquisition-related items	(9)	(c)	17	(h)
Impact of authoritative convertible debt guidance on interest expense, net	106	(d)	104	(d)
Executive separation costs	9	(e)	—

Non-GAAP net earnings	$3,643		$3,577		2%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Twelve months ended
	April 29,		April 30,		Percentage
	2011		2010		Change
Diluted EPS, as reported	$2.86		$2.79		3%
Restructuring charges	0.18	(a)	0.04	(f)
Certain litigation charges, net	0.22	(b)	0.28	(g)
Acquisition-related items	(0.01)	(c)	0.02	(h)
Impact of authoritative convertible debt guidance on interest expense, net	0.10	(d)	0.09	(d)
Executive separation costs	0.01	(e)	—

Non-GAAP diluted EPS	$3.37	(1)	$3.22		5%

Note:	The data in this schedule has been intentionally rounded and therefore the first quarter, second quarter, third quarter, and fourth quarter data may not sum to the fiscal year to date totals.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.

(a)	The $198 million ($0.18 per share) after-tax ($272 million pre-tax) restructuring charge, consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. Included in the employee termination costs are expenses associated with compensation and early retirement benefits provided to certain employees. As part of the asset write-downs, the Company recorded a $9 million after-tax ($11 million pre-tax) expense within cost of products sold related to inventory write-offs of discontinued product lines and production related asset impairments. Additionally, included in the other related costs is an after-tax intangible asset impairment of $12 million ($19 million pre-tax) related to the discontinuance of a product line within the CardioVascular business. The fourth quarter fiscal year 2011 restructuring initiative was designed to restructure the business to align its cost structure to current market conditions and continue to position the Company for long-term sustainable growth. To reshape the business for growth, the Company scaled back its infrastructure in slower growing areas while continuing to invest in geographies, businesses, and products where faster growth is anticipated, such as emerging markets, direct sales, and new technologies. This initiative will impact most businesses and certain corporate functions. In addition to disclosing restructuring charges that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $243 million ($0.22 per share) after-tax ($245 million pre-tax) certain litigation charges, net relate primarily to a settlement involving the Sprint Fidelis family of defibrillation leads and accounting charges for Other Matters litigation. The Sprint Fidelis settlement relates to the resolution of certain outstanding product litigation related to the Sprint Fidelis family of defibrillation leads that were subject to a field action announced October 15, 2007. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $9 million ($0.01 per share) after-tax ($14 million pre-tax charge) acquisition-related items gain represents the following:
- $11 million after-tax ($15 million pre-tax) of IPR&D charges related to the NeuroPace, Inc. (NeuroPace) cross-licensing agreement;
- $12 million after-tax ($15 million pre-tax) of IPR&D charges related to asset purchases in the CardioVascular and Surgical Technologies businesses;
- $39 million after-tax ($55 million pre-tax) of certain acquisition-related costs;
- $14 million after-tax ($14 million pre-tax) related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009; and
- $85 million after-tax ($85 million pre-tax) gain resulting from the acquisition of Ardian, Inc. (Ardian).
The NeuroPace IPR&D charge related to a milestone payment under existing terms of a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace that the Company entered into in the first quarter of fiscal year 2006. In the above IPR&D charges, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. The certain acquisition-related costs include acquisition-related legal fees, severance costs, change in control costs, banker fees, other professional service fees, and contract termination costs of $16 million after-tax ($24 million pre-tax) related to the acquisition of ATS Medical, Inc. and $23 million after-tax ($31 million pre-tax) related to the acquisitions of Osteotech, Inc. and Ardian that were expensed in the period. Additionally, as a result of the Ardian acquisition, in accordance with the Financial Accounting Standards Board (FASB) authoritative guidance on business combinations, Medtronic recognized an $85 million gain resulting from its previously held 11.3 percent ownership position. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d)	The FASB authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $106 million ($0.10 per share) and $104 million ($0.09 per share) for the twelve months ended April 29, 2011 and April 30, 2010, respectively. The pre-tax impact to interest expense, net was $170 million and $167 million for the twelve months ended April 29, 2011 and April 30, 2010, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The $9 million ($0.01 per share) after-tax ($14 million pre-tax) executive separation costs include costs associated with the transition and retirement of Chief Executive Officer, William Hawkins. These costs were recorded within selling, general, and administrative expense in the period. In addition to disclosing executive separation costs that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these executive separation costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of these executive separation costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(f)	The $41 million ($0.04 per share) after-tax ($57 million pre-tax) restructuring charge is the net impact of a $52 million after-tax charge related to the fiscal year 2009 initiative that the Company began in the fourth quarter of fiscal year 2009, offset by a $9 million after-tax reversal of excess reserves in the fourth quarter of fiscal year 2010 related to the fiscal year 2009 initiative and by a $2 million after-tax net reversal of excess restructuring reserves in the first quarter of fiscal year 2010 related to the global realignment initiative that began in the fourth quarter of fiscal year 2008. The fiscal year 2009 initiative was designed to streamline operations and further align resources around the Company’s higher growth opportunities. This initiative impacted most businesses and certain corporate functions. In the first quarter of fiscal year 2010, the Company recognized expense associated with compensation and early retirement benefits provided to employees which could not be accrued in the fourth quarter of fiscal year 2009. In addition, the Company recorded $4 million of the after-tax expense ($7 million pre-tax) within cost of products sold related to inventory write-offs and production-related asset impairments associated with these restructuring activities. The $2 million after-tax net reversal is primarily a result of a $5 million after-tax reversal due to favorable severance negotiations with certain employee populations outside the U.S. as well as a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company partially offset by a $3 million after-tax charge the Company recorded in the first quarter of fiscal year 2010 related to the further write-down of a non-inventory related asset resulting from the continued decline in the international real estate market. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(g)	The $316 million ($0.28 per share) after-tax ($374 million pre-tax) certain litigation charges, net relate to settlements with Abbott Laboratories (Abbott) and with W.L. Gore & Associates (Gore). The Abbott settlement accounted for $360 million after-tax ($444 million pre-tax) charges and the Gore settlement accounted for $44 million after-tax ($70 million pre-tax) gain of certain litigation charges, net. The Abbott settlement related to the resolution of all outstanding intellectual property litigation. The terms of the Abbott agreement stipulate that neither party will sue each other in the field of coronary stent and stent delivery systems for a period of at least 10 years, subject to certain conditions. Both parties also agreed to a cross-license of the disputed patents within the defined field. The $444 million pre-tax settlement amount includes a $400 million payment to Abbott and a $42 million success payment made to evYsio Medical Devices, LLC (evYsio). In addition, a $2 million payment was made to evYsio in order to expand the definition of the license field from evYsio. The Gore settlement related to the resolution of outstanding patent litigation related to selected patents in Medtronic’s Jervis and Wiktor patent families. The terms of the agreement stipulate that neither party will sue the other in the defined field of use, subject to certain conditions. In addition and subject to certain conditions, Medtronic granted Gore a worldwide, irrevocable, non-exclusive license in the defined field of use. Gore will also pay Medtronic a quarterly license payment through the fiscal quarter ending October 2018. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(h)	The $17 million ($0.02 per share) after-tax acquisition-related items represent a $7 million after-tax ($11 million pre-tax) IPR&D charge related to the Arbor Surgical Technologies, Inc. asset purchase and $10 million after-tax ($12 million pre-tax) of acquisition-related costs associated with the acquisition of Invatec, S.p.A. In the above IPR&D charge, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. The acquisition-related costs include legal fees, severance costs, and contract termination costs that were expensed in the period. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO
CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	April 29,	April 30,	Reported	on Growth (a)		Currency
	2011	2010	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$506	$495	2%	$13	2%	—%
Defibrillation Systems	760	881	(14)	16	2	(16)
Other	49	33	48	1	3	45

Cardiac Rhythm Disease Management	1,315	1,409	(7)	30	2	(9)

Coronary & Peripheral	440	382	15	14	3	12
Structural Heart	274	239	15	5	2	13
Endovascular	165	136	21	2	1	20

CardioVascular	879	757	16	21	3	13

Physio-Control	128	134	(4)	2	2	(6)

Cardiac & Vascular Group	2,322	2,300	1	53	2	(1)

Core Spinal	648	664	(2)	11	2	(4)
Biologics	227	216	5	2	1	4

Spinal	875	880	(1)	13	1	(2)

Neuromodulation	432	411	5	6	1	4
Diabetes	368	332	11	5	2	9
Surgical Technologies	298	273	9	6	2	7

Restorative Therapies Group	1,973	1,896	4	30	2	2

Total	$4,295	$4,196	2%	$83	2%	—%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO
CONSTANT CURRENCY GROWTH ADJUSTED FOR Q1 FY10 EXTRA WEEK
(Unaudited)
(in millions)

							Estimated	Constant
	Twelve months ended			Currency Impact		Constant	Q1 FY10 Extra	Currency Extra
	April 29,	April 30,	Reported	on Growth (a)		Currency	Week Impact	Week Adjusted
	2011	2010	Growth	Dollar	Percentage	Growth (a)	on Growth (b)	Growth (b)
Reported Revenue:
Pacing Systems	$1,901	$1,987	(4)%	$7	1%	(5)%	1%	(4)%
Defibrillation Systems	2,962	3,167	(6)	(5)	—	(6)	1	(5)
Other	147	114	29	—	—	29	1	30

Cardiac Rhythm Disease Management	5,010	5,268	(5)	2	—	(5)	1	(4)

Coronary & Peripheral	1,591	1,489	7	12	1	6	1	7
Structural Heart	977	880	11	(4)	—	11	1	12
Endovascular	541	495	9	(6)	(2)	11	1	12

CardioVascular	3,109	2,864	9	2	1	8	1	9

Physio-Control	425	425	—	—	—	—	1	1

Cardiac & Vascular Group	8,544	8,557	—	4	—	—	1	1

Core Spinal	2,530	2,632	(4)	11	—	(4)	1	(3)
Biologics	884	868	2	4	1	1	1	2

Spinal	3,414	3,500	(2)	15	1	(3)	1	(2)

Neuromodulation	1,592	1,560	2	(6)	—	2	1	3
Diabetes	1,347	1,237	9	(7)	—	9	1	10
Surgical Technologies	1,036	963	8	6	1	7	1	8

Restorative Therapies Group	7,389	7,260	2	8	—	2	1	3

Total	$15,933	$15,817	1%	$12	—%	1%	1%	2%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of one less week in fiscal year 2011 compared to fiscal year 2010 on revenue growth rates. While Medtronic cannot precisely calculate the impact of last year’s extra week across each of its businesses, Medtronic believes that adjusting this fiscal year’s growth rates by 100 basis points better reflects the adjusted operational growth. In addition, Medtronic management uses results of operations before currency translation and the impact of the extra week in fiscal year 2010 to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO
CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	April 29,	April 30,	Reported	on Growth (a)		Currency
	2011	2010	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$299	$283	6%	$13	5%	1%
Defibrillation Systems	335	314	7	16	5	2
Other	31	25	24	1	4	20

Cardiac Rhythm Disease Management	665	622	7	30	5	2

Coronary & Peripheral	332	271	23	14	6	17
Structural Heart	173	147	18	5	4	14
Endovascular	85	75	13	2	2	11

CardioVascular	590	493	20	21	5	15

Physio-Control	54	63	(14)	2	3	(17)

Cardiac & Vascular Group	1,309	1,178	11	53	4	7

Core Spinal	219	202	8	11	5	3
Biologics	25	16	56	2	12	44

Spinal	244	218	12	13	6	6

Neuromodulation	146	135	8	6	4	4
Diabetes	140	119	18	5	5	13
Surgical Technologies	119	104	14	6	5	9

Restorative Therapies Group	649	576	13	30	6	7

Total	$1,958	$1,754	12%	$83	5%	7%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO
CONSTANT CURRENCY GROWTH ADJUSTED FOR Q1 FY10 EXTRA WEEK
(Unaudited)
(in millions)

							Estimated	Constant
	Twelve months ended			Currency Impact		Constant	Q1 FY10 Extra	Currency Extra
	April 29,	April 30,	Reported	on Growth (a)		Currency	Week Impact	Week Adjusted
	2011	2010	Growth	Dollar	Percentage	Growth (a)	on Growth (b)	Growth (b)
Reported Revenue:
Pacing Systems	$1,089	$1,115	(2)%	$7	1%	(3)%	1%	(2)%
Defibrillation Systems	1,131	1,124	1	(5)	—	1	1	2
Other	100	85	18	—	—	18	1	19

Cardiac Rhythm Disease Management	2,320	2,324	—	2	—	—	1	1

Coronary & Peripheral	1,182	1,070	10	12	1	9	1	10
Structural Heart	604	517	17	(4)	(1)	18	1	19
Endovascular	297	262	13	(6)	(3)	16	1	17

CardioVascular	2,083	1,849	13	2	—	13	1	14

Physio-Control	177	195	(9)	—	—	(9)	1	(8)

Cardiac & Vascular Group	4,580	4,368	5	4	—	5	1	6

Core Spinal	786	761	3	11	1	2	1	3
Biologics	75	59	27	4	7	20	1	21

Spinal	861	820	5	15	2	3	1	4

Neuromodulation	484	474	2	(6)	(1)	3	1	4
Diabetes	484	427	13	(7)	(2)	15	1	16
Surgical Technologies	404	362	12	6	2	10	1	11

Restorative Therapies Group	2,233	2,083	7	8	—	7	1	8

Total	$6,813	$6,451	6%	$12	1%	5%	1%	6%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of one less week in fiscal year 2011 compared to fiscal year 2010 on revenue growth rates. While Medtronic cannot precisely calculate the impact of last year’s extra week across each of its businesses, Medtronic believes that adjusting this fiscal year’s growth rates by 100 basis points better reflects the adjusted operational growth. In addition, Medtronic management uses results of operations before currency translation and the impact of the extra week in fiscal year 2010 to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF EMERGING MARKETS REVENUE GROWTH TO
CONSTANT CURRENCY REVENUE GROWTH
(Unaudited)

	Three months ended	Three months ended		Percentage
	April 29, 2011	April 30, 2010		Change
Emerging markets revenue, as reported	$397	$320		24%
Foreign currency impact	(12)	—

Emerging markets revenue, adjusted	$385	$320	(a)	20%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF DEFIBRILLATION SYSTEMS REVENUE GROWTH TO CONSTANT
CURRENCY REVENUE GROWTH ADJUSTED FOR A COMPETITOR’S STOP SHIPMENT IN THE PRIOR YEAR
(Unaudited)

	Three months ended	Three months ended		Percentage
	April 29, 2011	April 30, 2010		Change
Defibrillation systems revenue, as reported	$760	$881		-14%
Foreign currency impact	(16)	—
Competitor’s stop shipment revenue benefit	—	(70)

Defibrillation systems revenue, adjusted	$744	$811	(a)	-8%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation and the revenue benefit received from a competitor’s stop shipment in the fourth quarter of the prior fiscal year. In addition, Medtronic management uses defibrillation systems revenue, adjusted for the impact of foreign currency translation and a competitor’s stop shipment, to evaluate operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF PHYSIO-CONTROL REVENUE GROWTH TO CONSTANT CURRENCY REVENUE GROWTH
ADJUSTED FOR THE RESUMPTION OF GLOBAL SHIPMENTS IN THE FOURTH QUARTER OF FISCAL YEAR 2010
(Unaudited)

	Three months ended	Three months ended		Percentage
	April 29, 2011	April 30, 2010		Change
Physio-Control revenue, as reported	$128	$134		-4%
Foreign currency impact	(2)	—
Resumption of global shipments revenue	—	(15)

Physio-Control revenue, adjusted	$126	$119	(a)	6%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation and the one-time benefit from pent-up demand upon resuming unrestricted global shipments in the fourth quarter of the prior fiscal year on revenue. In addition, Medtronic management uses Physio-Control revenue, adjusted for the impact of foreign currency translation and the benefit from pent-up Physio-Control demand, to evaluate operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF SURGICAL TECHNOLOGIES REVENUE GROWTH TO CONSTANT CURRENCY
REVENUE GROWTH ADJUSTED FOR THE DIVESTITURE OF THE OPHTHALMIC BUSINESS
(Unaudited)

	Three months ended	Three months ended		Percentage
	April 29, 2011	April 30, 2010		Change
Surgical Technologies revenue, as reported	$298	$273		9%
Foreign currency impact	(6)	—
Ophthalmic business revenue	—	(5)

Surgical Technologies revenue, adjusted	$292	$268	(a)	9%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation and the divestiture of the Ophthalmic business on revenue. In addition, Medtronic management uses Surgical Technologies revenue adjusted for foreign currency translation and the divestiture of the Ophthalmic business to evaluate operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 29,	April 30,
(in millions, except per share data)	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$1,382	$1,400
Short-term investments	1,046	2,375
Accounts receivable, less allowances of $97 and $67, respectively	3,822	3,335
Inventories	1,695	1,481
Deferred tax assets, net	605	544
Prepaid expenses and other current assets	567	704

Total current assets	9,117	9,839

Property, plant, and equipment, net	2,511	2,421
Goodwill	9,537	8,391
Other intangible assets, net	2,777	2,559
Long-term investments	6,120	4,632
Other assets	362	248

Total assets	$30,424	$28,090

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$1,723	$2,575
Accounts payable	511	420
Accrued compensation	896	1,001
Accrued income taxes	50	235
Other accrued expenses	1,534	890

Total current liabilities	4,714	5,121

Long-term debt	8,112	6,944
Long-term accrued compensation and retirement benefits	480	516
Long-term accrued income taxes	496	595
Long-term deferred tax liabilities, net	220	89
Other long-term liabilities	434	196

Total liabilities	14,456	13,461

Commitments and contingencies

Shareholders’ equity:
Preferred stock— par value $1.00; 2.5 million shares authorized, none outstanding	—	—
Common stock— par value $0.10; 1.6 billion shares authorized, 1,070,162,109 and 1,097,342,586 shares issued and outstanding, respectively	107	110
Retained earnings	16,085	14,826
Accumulated other comprehensive loss	(224)	(307)

Total shareholders’ equity	15,968	14,629

Total liabilities and shareholders’ equity	$30,424	$28,090

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
	2011	2010	2009
(in millions)
Operating Activities:
Net earnings	$3,096	$3,099	$2,070
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	804	772	699
Amortization of discount on senior convertible notes	171	167	154
Acquisition-related items	44	11	621
Provision for doubtful accounts	47	36	23
Deferred income taxes	153	144	(171)
Stock-based compensation	198	225	237
Excess tax benefit from exercise of stock-based awards	—	—	(24)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(342)	(271)	108
Inventories	(101)	158	(212)
Accounts payable and accrued liabilities	(37)	225	510
Other operating assets and liabilities	(532)	130	(147)
Certain litigation charges, net	245	374	714
Certain litigation payments	(5)	(939)	(704)

Net cash provided by operating activities	3,741	4,131	3,878

Investing Activities:
Acquisitions, net of cash acquired	(1,332)	(350)	(1,624)
Purchase of intellectual property	(47)	(62)	(165)
Additions to property, plant, and equipment	(501)	(573)	(498)
Purchases of marketable securities	(6,249)	(7,478)	(2,960)
Sales and maturities of marketable securities	6,443	3,791	2,845
Other investing activities, net	(129)	(87)	(338)

Net cash used in investing activities	(1,815)	(4,759)	(2,740)

Financing Activities:
Change in short-term borrowings, net	1,621	(444)	(633)
Issuance of long-term debt	1,000	3,000	1,250
Payments on long-term debt	(2,603)	(20)	(300)
Dividends to shareholders	(969)	(907)	(843)
Issuance of common stock	85	165	416
Excess tax benefit from exercise of stock-based awards	—	—	24
Repurchase of common stock	(1,140)	(1,030)	(759)

Net cash provided by (used in) financing activities	(2,006)	764	(845)

Effect of exchange rate changes on cash and cash equivalents	62	(7)	(82)

Net change in cash and cash equivalents	(18)	129	211

Cash and cash equivalents at beginning of period	1,400	1,271	1,060

Cash and cash equivalents at end of period	$1,382	$1,400	$1,271

Supplemental Cash Flow Information
Cash paid for:
Income taxes paid	$436	$571	$436
Interest paid	447	386	208
Supplemental noncash financing activities:
Reclassification of debentures from short-term to long-term debt	$—	$—	$15
Reclassification of senior notes from long-term to short-term debt	—	400	—
Reclassification of senior convertible notes from long-term to short-term debt	—	2,200	—